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                                                                    EXHIBIT 4(a)

                              Bob Evans Farms, Inc.
                             3776 South High Street
                              Columbus, Ohio 43207
                                 (614) 491-2225

                                  July 13, 2005

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

            Re: Bob Evans Farms, Inc. - Form 10-K for the Fiscal Year Ended April 29, 2005

Ladies and Gentlemen:

            Bob Evans Farms, Inc., a Delaware corporation ("Registrant"), is today filing its Annual Report on Form 10-K for the fiscal year ended April 29, 2005 (the "Form 10-K").

            Pursuant to the instructions relating to the Exhibits in Item 601(b) of Regulation S-K, Registrant hereby agrees to furnish to the Commission, upon request, copies of instruments and agreements defining the rights of holders of Registrant's long-term debt and of the long-term debt of Registrant's consolidated subsidiaries, which are not being filed as exhibits to the Form 10-K. Such long-term debt does not exceed 10% of the total assets of Registrant and its subsidiaries on a consolidated basis.

                                Very truly yours,

                                BOB EVANS FARMS, INC.

                                /s/ Donald J. Radkoski

                                Donald J. Radkoski
                                Chief Financial Officer,
                                Treasurer and Secretary